UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2017

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38108	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Agreements

Cumulus Media Inc. (the “Company,” “Cumulus,” “we,” “us” or “our”) amended existing “change of control” provisions in the employment agreements (the “Employment Agreements”) with (i) John Abbot, the Company’s Executive Vice President, Treasurer and Chief Financial Officer, on October 25, 2017, (ii) Richard Denning, the Company’s Senior Vice President, Secretary and General Counsel, on October 25, 2017, and (iii) Mary Berner, the Company’s President and Chief Executive Officer, on October 26, 2017. These amendments are intended to clarify language that was not consistent with the intent of the Employment Agreements when they were originally adopted.

As amended, the definition of “change of control” in the Employment Agreements means the date (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a “change in control;” (ii) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership of the Company’s stock possessing thirty percent (30%) or more of the total voting power of the stock of the Company; (iii) a majority of members of the Company’s board of directors (the “Board”) is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; (iv) the consummation of a merger or consolidation involving the Company or in which Company securities are issued other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (v) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

In addition, as amended, Mr. Abbot’s Employment Agreement entitles him to (i) a pro rata annual bonus upon any termination other than for “cause” or due to his voluntary termination without “good reason” and (ii) base severance benefits equal to 1.5 times the sum of Mr. Abbot’s base salary and target bonus upon termination by the Company without “cause,” upon non-renewal by the Company or upon termination by Mr. Abbot with “good reason.” If such a termination occurred within twelve months after a “change in control” occurring before October 13, 2018, the applicable severance multiple would be 2.5 and would be 2.0 if such “change in control” occurred after October 13, 2018.

Except as described above, all other material terms of the Employment Agreements remain in full force and effect.

Supplemental Incentive Plan Extension

On October 26, 2017, upon the recommendation of the Compensation Committee of the Board, the Board approved the extension of the term of the Company’s 2017 supplemental incentive plan through December 31, 2018 (the “SIP”), effective upon the approval by the Board of the applicable SIP performance targets, subject to the Company’s authority to terminate the SIP as of the end of any calendar quarter during the term of the SIP, on substantially the same terms and conditions previously approved by the Board.

Except as described herein, the material terms of the SIP (including the quarterly target opportunity for each named executive officer), as previously described in the Company’s Current Report Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2017, remain in full force and effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard Denning
Name:	Richard Denning
Title:	Senior Vice President, General Counsel and Secretary

Date: October 31, 2017

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